Exhibit 99.1

eSpeed Reports Fourth Quarter and Full Year 2005 Results

NEW YORK – February 15, 2006 — eSpeed, Inc. (NASDAQ: ESPD), a leading developer of electronic marketplaces and related trading technology for the global capital markets, today reported results for fourth quarter and full year ended December 31, 2005.

Fourth Quarter 2005 Earnings

eSpeed reported net income of $0.3 million, or $0.01 per diluted share, for fourth quarter 2005 based on Generally Accepted Accounting Principles (GAAP). To reflect earnings generated from the Company's operations, eSpeed also reports non-GAAP net operating income. For fourth quarter 2005, the Company reported non-GAAP net operating income of $0.9 million, or $0.02 per diluted share. The difference between non-GAAP net operating income and GAAP net income for the quarter stemmed primarily from a gain from insurance proceeds of $1.1 million and a gain of $0.5 million due to the reversal of previously accrued costs associated with the Company’s attempt to acquire MTS, offset by a $1.6 million charge for the impairment of fixed assets and capitalized software costs, and $0.6 million in costs related to patent litigation. All of these differences were net of tax.

For comparative purposes, eSpeed reported GAAP net income of $0.4 million, or $0.01 per diluted share for fourth quarter 2004. During the same period, the Company earned non-GAAP net operating income of $5.0 million, or $0.09 per diluted share. The difference between non-GAAP net operating income and GAAP net income for fourth quarter 2004 was due to charges of $4.6 million for the impairment of capitalized costs related to software development and certain patent claims, litigation defense costs, and business partner securities, all net of tax.

Full Year 2005 Earnings

For the full year 2005, eSpeed reported GAAP net income of $2.0 million, or $0.04 per diluted share. For the same period, the Company reported non-GAAP net operating income of $7.4 million, or $0.14 per diluted share. The difference between non-GAAP net operating income and GAAP net income for the year included litigation costs of $3.0 million, $2.1 million in costs associated with the Company’s attempt to acquire MTS, charges related to fixed asset and capitalized software costs of $1.6 million, a charitable contribution of $0.3 million, and $0.2 million in amortization of business partner securities. These were partially offset by a gain from insurance proceeds of $1.1 million and by a gain on investment of $0.6 million, all net of tax.

For comparative purposes, eSpeed reported GAAP net income of $25.9 million, or $0.46 per diluted share for full year 2004. For the same period, the Company reported non-GAAP net operating income of $31.1 million, or $0.55 per diluted share. The difference between non-GAAP net operating income and GAAP net income for the full year 2004 was due to charges of $5.2 million for impairment of capitalized costs related to software development and certain patent claims, litigation defense costs, a charitable contribution, and business partner securities, all net of tax.

Fourth Quarter 2005 Revenues

eSpeed's total GAAP revenues for fourth quarter 2005 were $37.8 million. For the same period, eSpeed also reported non-GAAP revenue of $36.1 million. The difference between GAAP and non-GAAP revenues for fourth quarter 2005 was a $1.7 million gain from insurance proceeds. The Company reported GAAP and non-GAAP total revenues of $39.3 million for fourth quarter 2004.

Fourth quarter 2005 fully electronic revenues were $16.5 million compared to $22.9 million for fourth quarter 2004. Revenues from Software Solutions in fourth quarter 2005 were $10.8 million versus $9.4 million in the year ago period. Voice assisted and screen assisted revenues totaled $7.0 million in fourth quarter 2005 versus $5.9 million in fourth quarter 2004. Fourth quarter 2005 pre-tax operating margin was 3.4 percent.

Full Year 2005 Revenues

eSpeed's total GAAP revenues for full year 2005 were $152.9 million. During the same timeframe, the Company also reported non-GAAP revenues of $150.2 million. The difference between GAAP and non-GAAP revenues for 2005 was a $1.7 million gain from insurance proceeds and a gain on investment of $1.0 million. The Company reported GAAP and non-GAAP total revenues of $166.5 million for full year 2004.

Full year 2005 fully electronic revenues were $74.7 million, compared to $108.0 million in 2004. Full year 2005 revenues from Software Solutions were $41.4 million versus $32.1 million in 2004. Voice assisted and screen assisted revenues totaled $28.1 million in the full year 2005 versus $23.0 million the prior year. Full year 2005 pre-tax operating margin was 7.4 percent.

See ‘‘Non-GAAP Financial Measures’’ below for a detailed description of the Company’s non-GAAP financial measures.

Fourth Quarter 2005 Volume & Transactions

Fully electronic volume, excluding new products, was $7.5 trillion for fourth quarter 2005, compared to $8.0 trillion in third quarter 2005 and $5.7 trillion in fourth quarter 2004. This represented a decline of 6.4 percent and a gain of 32.3 percent, respectively. This compares to a sequential decrease of 5.0 percent and a year-over-year increase of 5.6 percent in overall quarterly US Treasury volume as reported by the Federal Reserve. Average daily Federal Reserve US Treasury volume was $538 billion for fourth quarter 2005. eSpeed's voice-assisted volume for fourth quarter 2005 was $7.6 trillion, a decrease of 11.3 percent versus the $8.6 trillion reported in third quarter 2005 and an increase of 106.3 percent over the $3.7 trillion reported in fourth quarter 2004.

Fully electronic volume for new products, which the Company defines as mortgage-backed securities, foreign exchange, interest rate swaps, futures and repos, was $540 billion for fourth quarter 2005, compared to 376 billion in third quarter 2005 and $497 billion in fourth quarter 2004. This represented increases of 43.5 percent and 8.6 percent, respectively. Volume for the eSpeed Equities direct access product was 147 million shares for fourth quarter 2005, down 5.0 percent against the 154 million shares traded in the third quarter 2005 and up 19.5 percent as compared to the 123 million shares traded in fourth quarter 2004.

Full Year 2005 Volume & Transactions

Fully electronic volume, excluding new products, was up 2.9 percent to $29.0 trillion in 2005, versus $28.2 trillion in the prior year. This growth compares to an 11.5 percent increase in overall US Treasury volume as reported by the Federal Reserve over the same timeframe. Average daily Federal Reserve US Treasury volume was $555 billion for the full year 2005. eSpeed's voice-assisted volume for the 2005 was $28.3 trillion, an increase of 104.6 percent over the $13.8 trillion reported in 2004.

Fully electronic volume for new products was $1.9 trillion in 2005, compared to $1.2 trillion in 2004, an increase of 54.1 percent. Volume for the eSpeed Equities direct access product was 648 million shares for full year 2005, up 56.1 percent, compared to the 415 million shares traded in the prior year.

Free Cash Flow & Cash

The Company’s free cash flow, defined as cash from operations less net cash used in investing activities, was ($5.9) million for fourth quarter 2005 and ($2.8) million for full year 2005. Excluding related party receivables and payables, free cash flow for fourth quarter 2005 was ($11.0) million and ($0.7) million for full year 2005. As of December 31, 2005, eSpeed's cash and cash equivalents were approximately $178.4 million.

Outlook

For the first quarter 2006, eSpeed expects to generate revenues in excess of $37 million and expects non-GAAP net operating income to be in the range of $0.00 to $0.01 per diluted share. This is based on the Company's expectations that the average daily Federal Reserve US Treasury volume will be between $585 and $600 billion for the first quarter 2006. For full year 2006, the Company expects to generate revenues in excess of $152 million, operating expenses to be in the range of $147 million to $150 million and non-GAAP net operating income to be in the range of $0.02 to $0.06 per diluted share.

The Company will host a conference call on Thursday, February 16, 2006 at 8:30 a.m EST, to discuss the above results. To listen to the call via audio webcast, please visit www.espeed.com. Please note: listeners must have a Real Media or Windows Media plug in and headphones or speakers to listen to the webcast.

Non-GAAP Financial Measures

To supplement eSpeed's consolidated financial statements presented in accordance with GAAP and to better reflect the Company's quarter-over-quarter and comparative year-over-year operating performance, eSpeed uses non-GAAP financial measures of revenues, net income and earnings per share, which are adjusted to exclude certain expenses and gains. In addition, the Company provides a computation of free cash flow. These non-GAAP financial measurements do not replace the presentation of eSpeed's GAAP financial results but are provided to improve overall understanding of the Company's current financial performance and its prospects for the future. Specifically, eSpeed believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to the Company's financial condition and results from operations. In addition, eSpeed's management uses these measures for reviewing the Company's financial results and evaluating eSpeed's financial performance. For fourth quarter and full year 2005, the difference between GAAP net income and non-GAAP net operating income was ($0.6) million and ($5.4) million, respectively, net of tax. eSpeed considers ‘‘non-GAAP net operating income’’ to be after-tax income generated from the Company's continuing operations excluding certain non-recurring or non-core items such as, but not limited to, asset impairments, litigation judgments, costs or settlements, restructuring charges, costs related to potential acquisitions, charitable contributions, insurance proceeds, business partner securities, gains or losses on investments and similar events. The amortization of patent costs and associated licensing fees (including those made in settlement of litigation) from such patents are generally treated as operating items. Material judgments or settlement amounts paid or received and impairments to all or a portion of such assets are generally treated as non-operating items. Management does not provide guidance of GAAP net income because certain items identified as excluded from non-GAAP net operating income are difficult to forecast.

About eSpeed, Inc.

eSpeed, Inc. (NASDAQ: ESPD) is a leader in developing and deploying electronic marketplaces and related trading technology that offers traders access to the most liquid, efficient and neutral financial markets in the world. eSpeed operates multiple buyer, multiple seller real-time electronic marketplaces for the global capital markets, including the world's largest government bond markets and other fixed income and equities marketplaces. eSpeed's suite of marketplace tools provides end-to-end transaction solutions for the purchase and sale of financial products over eSpeed's global private network or via the Internet. eSpeed's neutral platform, reliable network, straight-through processing and superior products make it the trusted source for electronic trading at the world's largest fixed income and foreign exchange trading firms and major exchanges. To learn more, please visit www.espeed.com.

The information in this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current expectations that involve risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such a discrepancy include, but are not limited to, the costs and expenses of developing, maintaining and protecting our intellectual property, including judgments or settlements paid or received and their related costs, the possibility of future losses and negative cash flow from operations, the effect of market conditions, including trading volume and volatility, our pricing strategy and that of our competitors, our ability to develop new products and services, to enter new markets, to secure and maintain market share, to enter into marketing and strategic alliances, to hire new personnel, to expand the use of our electronic system, to induce clients to use our marketplaces and services and to effectively manage any growth we achieve, the effects of the attacks on the World Trade Center on September 11, 2001, and other factors that are discussed under ‘‘Risk Factors’’ in eSpeed’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. We believe that all forward-looking statements are based upon reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements.

Contacts:

Media:
Michael Geller, Vice President, Media Relations
212-610-2430

mgeller@espeed.com

Investors:
Tristan B. Peniston-Bird, Director
Gavin Anderson & Company on behalf of eSpeed
212-515-1900
TPeniston-Bird@GavinAnderson.com

OR

Jason McGruder, Vice President, Investor Relations
212-938-5000
jmcgruder@espeed.com

eSpeed, Inc and Subsidiaries
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands, except share data)

	December 31, 2005	December 31, 2004
	(Unaudited)
Assets
Cash and cash equivalents	$37,070	$19,884
Reverse repurchase agreements with related parties	141,365	189,804
Total cash and cash equivalents	178,435	209,688
Fixed assets, net	58,291	50,605
Investments	7,742	12,709
Goodwill	12,184	11,949
Intangible assets, net	11,356	16,097
Receivable from related parties	4,345	1,630
Other assets	8,581	7,455
Total assets	$280,934	$310,133
Liabilities and Stockholders' Equity
Current liabilities:
Payable to related parties	$7,588	$7,113
Accounts payable and accrued liabilities	19,649	24,795
Total current liabilities	27,237	31,908
Deferred income	7,593	8,011
Total liabilities	34,830	39,919
Stockholders' Equity:
Class A common stock, par value $.01 per share; 200,000,000 shares authorized; 34,387,380 and 34,289,773 shares issued at December 31, 2005 and December 31, 2004, respectively	343	343
Class B common stock, par value $.01 per share; 100,000,000 shares authorized; 22,139,270 shares outstanding at December 31, 2005 and December 31, 2004	221	221
Additional paid-in capital	294,987	294,115
Unearned stock based compensation	(1,592)	(3,080)
Treasury stock, at cost; 6,488,047 and 3,082,815 shares of Class A common stock at December 31, 2005 and December 31, 2004, respectively	(62,486)	(33,972)
Retained earnings	14,631	12,587
Total stockholders' equity	246,104	270,214
Total liabilities and stockholders' equity	$280,934	$310,133

eSpeed, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME IN ACCORDANCE WITH GAAP (unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Revenues:
Transaction revenues with related parties
Fully electronic transactions	$16,495	$22,863	$74,669	$108,033
Voice-assisted brokerage transactions	6,063	5,676	25,192	22,125
Screen-assisted open outcry transactions	933	232	2,863	846
Total transaction revenues with related parties	23,491	28,771	102,724	131,004
Software Solutions fees from related parties	6,957	5,374	25,818	18,642
Software Solutions and licensing fees from unrelated parties	3,822	4,035	15,534	13,418
Gain on sale of investments	—	—	1,015	—
Interest income	1,849	1,075	6,160	3,445
Insurance proceeds	1,692	—	1,692	—
Total revenues	37,811	39,255	152,943	166,509
Expenses:
Compensation and employee benefits	11,644	11,089	50,633	40,671
Amortization of software development costs and other intangibles	5,758	4,577	20,134	16,235
Occupancy and equipment	8,022	6,580	30,678	25,202
Professional and consulting fees	1,700	2,133	8,788	5,594
Asset impairment charges	2,386	6,268	2,386	6,268
Communications and client networks	2,588	1,595	8,157	6,487
Marketing	345	358	1,596	1,442
Administrative fees to related parties	3,422	3,624	13,938	13,228
Amortization of business partner and non-employee securities	8	134	318	856
Acquisition related costs	(797)	—	3,327	—
Other	2,051	2,416	9,896	8,219
Total operating expenses	37,127	38,774	149,851	124,202
Income before income taxes	684	481	3,092	42,307
Income tax provision	394	103	1,048	16,457
Net income	$290	$378	$2,044	$25,850
Per share data:
Basic GAAP earnings per share	$0.01	$0.01	$0.04	$0.47
Diluted GAAP earnings per share	$0.01	$0.01	$0.04	$0.46
Basic weighted average shares of common stock outstanding	50,041	53,312	51,349	54,978
Diluted weighted average shares of common stock outstanding	50,653	54,224	52,066	56,318

eSpeed, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Revenues:
Transaction revenues with related parties
Fully electronic transactions	$16,495	$22,863	$74,669	$108,033
Voice-assisted brokerage transactions	6,063	5,676	25,192	22,125
Screen-assisted open outcry transactions	933	232	2,863	846
Total transaction revenues with related parties	23,491	28,771	102,724	131,004
Software Solutions fees from related parties	6,957	5,374	25,818	18,642
Software Solutions and licensing fees from unrelated parties	3,822	4,035	15,534	13,418
Interest income	1,849	1,075	6,160	3,445
Total revenues	36,119	39,255	150,236	166,509
Expenses:
Compensation and employee benefits	11,644	11,089	50,633	40,671
Amortization of software development costs and other intangibles	5,758	4,577	20,134	16,235
Occupancy and equipment	8,022	6,580	30,678	25,202
Professional and consulting fees	1,045	1,183	4,412	4,644
Communications and client networks	2,588	1,595	8,157	6,487
Marketing	345	358	1,596	1,442
Administrative fees to related parties	3,422	3,624	13,938	13,228
Other	2,051	2,416	9,518	7,880
Total operating expenses	34,875	31,422	139,066	115,789
Income, excluding certain charges, before income taxes	1,244	7,833	11,170	50,720
Income tax provision	347	2,871	3,726	19,638
Net operating income, excluding certain charges	$897	$4,962	$7,444	$31,082
Non-operating loss:
Charitable contribution Re: 9/11, net of tax	—	—	(262)	(207)
Amortization of business partner and non-employee securities, net of tax	(8)	(84)	(208)	(525)
Litigation costs, net of tax	(603)	(592)	(2,955)	(592)
Acquisition related costs, net of tax	518	—	(2,080)	—
Gain on sale of investments, net of tax	—	—	619	—
Asset impairment charges, net of tax	(1,648)	(3,908)	(1,648)	(3,908)
Insurance proceeds, net of tax	1,134	—	1,134	—
Total non-operating loss	(607)	(4,584)	(5,400)	(5,232)
GAAP net income	$290	$378	$2,044	$25,850
Per share data:
Basic pre-tax operating income per share	$0.03	$0.15	$0.22	$0.92
Basic tax provision per share	$(0.01)	$(0.06)	$(0.08)	$(0.35)
Basic net operating income, excluding certain charges, per share	$0.02	$0.09	$0.14	$0.57
Basic non-operating (loss) per share	$(0.01)	$(0.08)	$(0.10)	$(0.10)
Basic GAAP earnings per share	$0.01	$0.01	$0.04	$0.47
Diluted pre-tax operating income per share	$0.03	$0.14	$0.21	$0.90
Diluted tax provision per share	$(0.01)	$(0.05)	$(0.07)	$(0.35)
Diluted net operating income, excluding certain charges, per share	$0.02	$0.09	$0.14	$0.55
Diluted non-operating (loss) per share	$(0.01)	$(0.08)	$(0.10)	$(0.09)
Diluted GAAP earnings per share	$0.01	$0.01	$0.04	$0.46
Basic weighted average shares of common stock outstanding	50,041	53,312	51,349	54,978
Diluted weighted average shares of common stock outstanding	50,653	54,224	52,066	56,318
Pre-tax operating margin	3.4%	20.0%	7.4%	30.5%

eSpeed, Inc. & Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Cash flows from operating activities:
Net income	$290	$378	$2,044	$25,850
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,035	6,789	31,085	24,060
Amortization of business partner and non-employee securities	8	134	318	856
Amortization of employee stock based compensation	293	248	1,901	248
Asset impairment charges	2,386	6,268	2,386	6,268
Equity in net loss (income) of unconsolidated investments	5	74	10	116
Gain on sale of investments	-	-	(1,015)	-
Deferred income tax expense	294	236	592	1,258
Tax benefit from employee stock options and warrant exercises	7	79	116	1,037
Issuance of securities under employee benefit plan	64	84	250	174
Changes in operating assets and liabilities:
Receivable from related parties	3,611	(412)	(2,576)	(112)
Other assets	(1,852)	(4,724)	(1,362)	(6,171)
Payable to related parties	1,531	3,697	475	790
Accounts payable and accrued expenses	(13,848)	(5,892)	(6,379)	1,761
Deferred income	(105)	6,033	(418)	8,011
Net cash provided by operating activities	1,719	12,992	27,427	64,146
Cash flows from investing activities:
Purchase of fixed assets	(4,030)	(3,853)	(15,360)	(15,124)
Capitalization of software development costs	(3,441)	(5,928)	(18,840)	(19,575)
Capitalization of patents and related defense costs	(149)	(1,248)	(1,837)	(5,689)
Proceeds from sale of investments	—	—	5,840	—
Purchase of investment	—	(13,635)	—	(13,995)
Net cash used in investing activities	(7,620)	(24,664)	(30,197)	(54,383)
Cash flows from financing activities:
Purchase of Class A common stock	—	(2,126)	(28,941)	(31,878)
Proceeds from exercises of stock options and warrants	25	428	458	2,239
Receivable from broker on stock option exercises	—	(9)	—	1,064
Net cash provided by (used in) financing activities	25	(1,707)	(28,483)	(28,575)
Net decrease in cash and cash equivalents	(5,876)	(13,379)	(31,253)	(18,812)
Cash and cash equivalents at beginning of period	12,291	37,116	19,884	55,318
Reverse repurchase agreements with related parties at beginning of period	172,020	185,951	189,804	173,182
Total cash and cash equivalents at beginning of period	184,311	223,067	209,688	228,500
Cash and cash equivalents at end of period	37,070	19,884	37,070	19,884
Reverse repurchase agreements with related parties at end of period	141,365	189,804	141,365	189,804
Total cash and cash equivalents at end of period	$178,435	$209,688	$178,435	$209,688

eSpeed, Inc. & Subsidiaries
CONSOLIDATED STATEMENTS OF FREE CASH FLOWS (unaudited)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Pre-tax operating income	$1,245	$7,833	$11,170	$50,720
Depreciation and amortization	9,035	6,789	31,085	24,060
Other non-cash and non-operating items	2,574	(544)	(3,851)	(412)
Pre-tax operating income adjusted for depreciation, amortization asset impairments and other	12,854	14,078	38,404	74,368
Income tax provision on operating income	(347)	(2,871)	(3,726)	(19,638)
Income tax (provision) benefit on non-operating income (loss)	(425)	2,767	2,680	3,181
Deferred income tax expense	294	236	592	1,258
Tax benefit from stock option and warrant exercises	7	79	116	1,037
Income taxes paid	—	3,805	-	16,655
(Increase) decrease in current income tax payable	(471)	4,016	(338)	2,493
Changes in related party receivable and payable, net	5,140	3,286	(2,102)	679
Changes in other operating assets and liabilities, net	(15,804)	(8,389)	(8,159)	(13,054)
Charitable contribution Re: 9/11	—	-	(378)	(340)
Net cash provided by operating activities	1,719	12,991	27,427	64,146
Purchases of fixed assets	(4,030)	(3,853)	(15,360)	(15,124)
Capitalization of software development costs	(3,441)	(5,928)	(18,840)	(19,575)
Capitalization of patents and related defense costs	(150)	(1,248)	(1,838)	(5,689)
Proceeds from sale of investment	—		5,840	-
Free cash flows	(5,902)	1,962	(2,771)	23,758
Related party receivable and payable, net	(5,140)	(3,286)	2,102	(679)
Free cash flows, net of related party activity	(11,042)	$(1,324)	(669)	$23,079

eSpeed, Inc. and Subsidiaries
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP (unaudited)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Revenues	$36,119	$39,255	$150,236	$166,509
Insurance proceeds [g]	1,692	—	1,692	—
Gain on sale of investments [a]	—	—	1,015	—
GAAP revenues	$37,811	$39,255	$152,943	$166,509
Operating expenses	$34,875	$31,422	$139,066	$115,789
Amortization of business partner and non-employee securities [b]	8	134	318	856
Litigation costs [c]	655	950	4,376	950
Acquisition related fees [d]	(797)	—	3,327	—
Asset impairment charge [h]	2,386	6,268	2,386	6,268
Charitable contribution Re: 9/11 [e]	—	—	378	340
GAAP expenses	$37,127	$38,774	$149,851	$124,203
Pre-tax operating income	$1,244	$7,833	$11,170	$50,720
Sum of reconciling items = [g] + [a] - [b] - [c] - [d] - [e] - [h]	(560)	(7,352)	(8,078)	(8,414)
GAAP income before income tax provision	$684	$481	$3,092	$42,306
Income tax provision	$347	$2,871	$3,726	$19,638
Income tax expense on non-operating income [f]	47	(2,768)	(2,679)	(3,182)
GAAP income tax provision	$394	$103	$1,048	$16,456
Net operating income	$897	$4,962	$7,444	$31,082
Sum of reconciling items = [g] + [a] - [b] - [c] - [d] - [e] - [h] - [f]	(607)	(4,584)	(5,400)	(5,232)
GAAP net income	$290	$378	$2,044	$25,850

eSpeed, Inc. and Subsidiaries
Quarterly Market Activity Report

						%Change	%Change			%Change
	4Q04	1Q05	2Q05	3Q05	4Q05	4Q05 vs 3Q05	4Q05 vs 4Q04	2004	2005	2005 vs 2004
Volume (in billions)
Fully Electronic Volume — Excluding New Products	5,669	6,384	7,111	8,014	7,500	(6.4%)	32.3%	28,190	29,009	2.9%
Fully Electronic Volume — New Products*	497	436	506	376	540	43.5%	8.6%	1,206	1,858	54.1%
Voice-Assisted Volume	3,688	4,726	7,401	8,576	7,608	(11.3%)	106.3%	13,835	28,311	104.6%
Total Electronic Volume	9,854	11,546	15,018	16,966	15,648	(7.8%)	58.8%	43,231	59,178	36.9%
Electronic Transaction Count
Fully Electronic Transactions — Excluding New Products	998,215	1,055,479	1,304,403	1,642,579	1,640,167	(0.1%)	64.3%	4,642,925	5,642,628	21.5%
Fully Electronic Transactions — New Products*	92,903	71,309	91,408	115,483	111,801	(3.2%)	20.3%	228,725	390,001	70.5%
Voice-Assisted Transactions	152,883	189,129	215,229	224,291	193,742	(13.6%)	26.7%	650,959	822,391	26.3%
Total Transactions	1,244,001	1,315,917	1,611,040	1,982,353	1,945,710	(1.8%)	56.4%	5,522,609	6,855,020	24.1%
eSpeed Equities Direct Access (Number of Shares Traded In Millions)	123	168	178	154	147	(5.0%)	19.5%	415	648	56.1%
Trading Days	62	61	64	64	61			250	250

*	New Products defined as Mortgage-Backed Securities, Foreign Exchange, Interest Rate Swaps, Repos and Futures. CBOT Futures volume calculated based on per contract notional value of $200,000 for the two year contract and $100,000 for all others.

Global Interest Rate Futures Volume (1)
CBOT — US Treasury Contracts	102,886,955	113,756,640	120,086,840	109,470,625	101,854,952	(7.0%)	(1.0%)	384,003,787	445,169,057	15.9%
CME — Euro $ Contracts	75,602,802	90,815,456	117,034,054	105,199,005	97,306,869	(7.5%)	28.7%	297,584,038	410,355,384	37.9%
EUREX — Bund Contracts	64,362,839	83,539,303	80,150,635	66,780,116	68,817,862	3.1%	6.9%	239,787,517	299,287,916	24.8%
Fed UST Volume (in billions) (2)
UST Volume	31,086	34,570	36,749	34,554	32,820	(5.0%)	5.6%	124,388	138,694	11.5%
Average Daily UST Volume	501	567	574	540	538	(0.3%)	7.3%	498	555	11.5%
NYSE — Volume (shares traded) — in millions (3)	95,990	99,372	100,439	98,074	105,879	8.0%	10.3%	367,098	403,764	10.0%
Transaction Value — in millions	3,133,420	3,416,701	3,456,359	3,513,352	3,738,882	6.4%	19.3%	11,618,150	14,125,294	21.6%
NASDAQ — Volume (shares traded) — in millions (4)	119,651	121,179	112,473	104,927	110,647	5.5%	(7.5%)	453,930	449,226	(1.0%)
Transaction Value — in millions	2,398,921	2,585,334	2,467,331	2,353,027	2,584,578	9.8%	7.7%	8,727,498	9,990,270	14.5%

Sources:	(1)	Futures Industry Association — Monthly Volume Report — (www.cbot.com, www.cme.com, www.eurexchange.com)
	(2)	www.ny.frb.org/pihome/statistics/dealer — Federal Reserve Bank
	(3)	NYSE — www.nyse.com
	(4)	NASDAQ — www.marketdata.nasdaq.com

Fiscal Year 2004	Jan'04	Feb'04	Mar'04	Apr'04	May'04	Jun'04	Jul'04	Aug'04	Sep'04	Oct'04	Nov'04	Dec'04
Volume Data (in billions)
Fully Electronic	2,982	2,464	2,897	2,912	2,550	2,528	2,151	2,134	2,612	2,155	2,225	1,786
Voice	1,144	1,146	1,296	1,058	1,019	994	1,180	1,023	1,288	1,227	1,445	1,016
Total	4,126	3,610	4,192	3,970	3,569	3,522	3,331	3,157	3,900	3,382	3,670	2,802
Transaction Count
Fully Electronic	449,197	379,084	460,327	460,211	417,503	413,309	361,945	376,279	462,677	396,066	379,976	315,076
Voice	57,178	54,485	63,373	56,948	55,533	53,425	51,941	46,242	58,951	50,067	59,608	43,208
Total	506,375	433,569	523,700	517,159	473,036	466,734	413,886	422,521	521,628	446,133	439,584	358,284
Trading Days	20	19	23	21	20	21	21	22	21	20	20	22

Fiscal Year 2005	Jan'05	Feb'05	Mar'05	Apr'05	May'05	Jun'05	Jul'05	Aug'05	Sep'05	Oct'05	Nov'05	Dec'05
Volume Data (in billions)
FullyElectronic	2,027	2,229	2,565	2,524	2,499	2,595	2,251	2,722	3,416	2,978	2,894	2,167
Voice	1,550	1,628	1,548	1,922	2,116	3,363	2,568	2,820	3,188	2,731	2,696	2,182
Total	3,577	3,857	4,113	4,445	4,614	5,959	4,819	5,543	6,604	5,708	5,590	4,349
Transaction Count
FullyElectronic	341,336	362,482	422,970	440,972	452,148	502,691	472,307	553,028	732,727	631,178	626,166	494,624
Voice	64,431	59,901	64,797	64,006	67,051	84,172	67,245	72,763	84,283	75,645	66,924	51,173
Total	405,767	422,383	487,767	504,978	519,199	586,863	539,552	625,791	817,010	706,823	693,090	545,797
Trading Days	20	19	22	21	21	22	20	23	21	20	20	21

Trading Days
2006
Q1	Q2	Q3	Q4
62	63	63	62
2005
Q1	Q2	Q3	Q4
61	64	64	61
2004
Q1	Q2	Q3	Q4
62	62	64	62